Exhibit 10.11
CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (together with its Appendices and the attached Business Terms Exhibit, the “Agreement”) is effective as of July 1, 2021 (the “Effective Date”) by and between BeiGene USA, Inc., a Delaware corporation, with an address at 55 Cambridge Parkway, Suite 700W, Cambridge, MA 02142 (“BeiGene”) and Howard Liang, with an address at 108 Lincoln Road, Wayland, MA 01778 (“Consultant”). BeiGene desires to have the benefit of Consultant’s knowledge and experience, and Consultant desires to provide services to BeiGene, all as provided in this Agreement. BeiGene and Consultant may individually or collectively, as the case may be, be referred to herein as the “Party” or “Parties.”
1.Services. BeiGene retains Consultant, and Consultant agrees to provide, consulting and advisory services to BeiGene as BeiGene may from time to time reasonably request and as specified in the attached Business Terms Exhibit (the “Consulting Services”). Any changes to the Consulting Services (and any related compensation adjustments) must be agreed to in writing between Consultant and BeiGene prior to implementation of the changes.
2.Compensation. As full consideration for Consulting Services provided under this Agreement, BeiGene agrees to pay Consultant and reimburse expenses as described in the Business Terms Exhibit.
3.Performance.
(a)Consultant agrees to provide the Consulting Services to BeiGene, or to its designee: (i) in accordance with all applicable laws, rules, guidelines, and regulations in effect and as amended from time to time, including but not limited to, the Federal Food, Drug, and Cosmetic Act and its implementing regulations, federal and state anti-kickback laws, including the Federal Anti-Kickback Statute, the Federal False Claims Act, and any regulatory safe harbors promulgated thereunder, privacy and data security laws, consumer protection statutes, and anti-bribery laws and (ii) to the highest degree of professional standards.
(b)In addition, Consultant will comply with all BeiGene policies and procedures that have been communicated to Consultant regarding access to and permitted conduct at BeiGene’s or its affiliate’s premises. Consultant shall have the authority to determine the manner and means by which the Consulting Services are to be performed and shall not be under the direct supervision of any BeiGene employee. Consultant hereby represents and warrants that Consultant has not been, and is not under consideration to be: (i) debarred from providing services pursuant to Section 306 of the United States Federal Food Drug and Cosmetic Act, 21 U.S.C. § 335a; (ii) excluded, debarred, or suspended from, or otherwise ineligible to participate in, any federal or state health care program, or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. § 1320a-7b(f)) (collectively, “Debarred”); (iii) disqualified by any government or regulatory agencies from performing specific services, and is not subject to a pending disqualification proceeding; or (iv) convicted of a criminal offense related to the provision of health care items or services, or under investigation or subject to any such action that is pending.
(c)In the event that Consultant (i) becomes so Debarred, disqualified, or convicted or (ii) receives notice of an action or threat of action that might lead to being Debarred, disqualified, or convicted, Consultant shall notify BeiGene immediately. Upon the receipt of such notice by BeiGene, or if BeiGene otherwise becomes aware of such debarment, disqualification, or conviction, or threats thereof, BeiGene shall have the right to terminate this Agreement immediately.
4.Compliance with Obligations to Third Parties. Consultant hereby represents and warrants to BeiGene that the terms of this Agreement and Consultant’s performance of Consulting Services do not and will not conflict with any of Consultant’s obligations to any third parties. Consultant agrees not to use any trade secrets or other confidential information of any other person, firm, corporation, institution or other third party in connection with any of the Consulting Services. If Consultant is an employee of another company or institution, Consultant represents and warrants that Consultant is permitted to enter into this Agreement pursuant to such company’s or institution’s policies concerning professional consulting and additional workload. Consultant agrees not to make any use of any funds, space, personnel, facilities, equipment, or other resources of a third party in performing the Consulting Services, nor take any other action that would result in a third party asserting ownership of, or other rights in, any Work Product (defined in Section 5), unless agreed upon in writing in advance by BeiGene.
5.Work Product. Consultant agrees that all inventions, discoveries, improvements, ideas, concepts, designs, processes, formulations, products, computer programs, works of authorship, databases, mask works, trade secrets, know-how, information, data, documentation, reports, research, creations, and other products arising from or made in the performance of (solely or jointly with others) the Consulting Services (whether or not patentable or subject to copyright or trade secret protection) (collectively, the “Work Product”) shall be the exclusive property of BeiGene throughout the world in perpetuity, and BeiGene is the sole exclusive worldwide perpetual owner of all right, title and interest therein and thereto (including, without limitation, all copyrights and all renewals and extensions thereof). Consultant hereby irrevocably assigns, transfers, and conveys to BeiGene, exclusively and perpetually, all right, title, and interest throughout the world which Consultant has or may be deemed to have in the Work Product, including, without limitation, all copyrights, patents, and the right to secure registrations, renewals, reissues, and extensions thereof.  Without limitation, and notwithstanding anything to the contrary, BeiGene is the exclusive worldwide perpetual owner of all rights of whatever kind or nature in and to the Consultant Services, including, without limitation, the exclusive, worldwide right in perpetuity to publish, display, broadcast, transmit, manufacture, duplicate, exhibit, distribute, exploit, and dispose of the Work Product. Consultant hereby expressly waives and agrees not to assert any so-called “moral rights” and rights of reproduction in and to the Work Product thereof pursuant to Section 982 of the California Civil Code or pursuant to any similar laws, regulations, or statutes whatsoever. No rights of any kind in or to the Work Product are reserved to or by Consultant or shall revert to or be reserved by or on behalf of Consultant. Consultant agrees to execute such further documents and to do such further acts as may be reasonably necessary to perfect, register, evidence, or enforce BeiGene’s ownership of any such rights. Consultant hereby appoints BeiGene as Consultant’s attorney-in-fact (this appointment being irrevocable and coupled with an interest) to execute such documents on Consultant’s behalf.
6.Confidentiality.
(a)“Confidential Information” means: (i) any scientific, technical, business, or financial information or trade secrets in whatever form (written, oral or visual) that is furnished or made available to Consultant by or on behalf of BeiGene, (ii) all information contained in or comprised of BeiGene Materials (defined in Section 7); (iii) all Work Product. Confidential Information is, and will remain, the sole property of BeiGene; and Personal Data (as defined below).
(b)During the Term (as defined in Section 9) and for a period of seven (7) years thereafter, Consultant agrees to: (i) hold in confidence all Confidential Information, and not disclose Confidential Information without the prior written consent of BeiGene; (ii) use Confidential Information solely in connection with the Consulting Services; (iii) treat Confidential Information with no less than a reasonable degree of care; (iv) reproduce Confidential Information solely to the extent necessary to provide the Consulting Services, with all such reproductions being considered Confidential Information; and (v) notify BeiGene of any unauthorized disclosure of Confidential Information promptly upon becoming aware of such disclosure. Notwithstanding the foregoing, the non-disclosure and non-use obligations imposed by this Agreement with respect to trade secrets included in the Confidential Information will continue for as long as BeiGene continues to treat such Confidential Information as a trade secret.
(c)Consultant’s obligations of non-disclosure and non-use under this Agreement will not apply to any portion of Confidential Information that Consultant can demonstrate, by competent proof:
i.is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of Consultant;

ii.is in Consultant’s possession at the time of disclosure other than as a result of Consultant’s breach of any legal obligation;
iii.becomes known to Consultant on a non-confidential basis through disclosure by sources other than BeiGene having the legal right to disclose such Confidential Information; or
iv.is independently developed by Consultant without use of, reference to, or reliance upon Confidential Information.
(d)If Consultant is required by a governmental authority or by order of a court of competent jurisdiction to disclose any Confidential Information, Consultant will give BeiGene prompt written notice thereof and Consultant will take all reasonable and lawful actions to avoid or minimize the degree of such disclosure. Consultant will cooperate reasonably with BeiGene in any efforts to seek a protective order.
(e)BeiGene provides notice to Consultant that pursuant to the United States Defend Trade Secrets Act of 2016:
i.An individual will not be held criminally or civilly liable under any United States federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and
ii.An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.
7.BeiGene Materials. All documents, data, records, materials, compounds, apparatus, equipment, and other physical property furnished or made available by or on behalf of BeiGene to Consultant in connection with this Agreement (“BeiGene Materials”) are and will remain the sole property of BeiGene. Consultant will use BeiGene Materials only as necessary to perform the Consulting Services and will not transfer or make available to any third party the BeiGene Materials without the express prior written consent of BeiGene. Consultant will return to BeiGene any and all BeiGene Materials upon request.
8.Publication; Publicity. Consultant may not publish or refer to Work Product, in whole or in part, without the prior express written consent of BeiGene. Consultant will not use the name, logo, trade name, service mark, or trademark, or any simulation, abbreviation, or adaptation of same, or the name of BeiGene or any of its affiliates for publicity, promotion, or other uses without BeiGene’s prior written consent.
9.Expiration/Termination. The term of this Agreement will commence on the Effective Date and expire at the end of the period specified in the “Term” Section of the Business Terms Exhibit, unless sooner terminated pursuant to the provisions of this Section 9 or extended by mutual written agreement of the Parties (the “Term”). Subject to BeiGene’s early termination right set forth in Section 12, BeiGene may terminate this Agreement at any time with or without cause upon not less than ten (10) days’ prior written notice to Consultant. Consultant may terminate this Agreement at any time with or without cause upon not less than sixty (60) days’ prior written notice to BeiGene. Any expiration or termination of this Agreement shall be without prejudice to any obligation of either Party that has accrued prior to the effective date of expiration or termination. Upon expiration or termination of this Agreement, neither Consultant nor BeiGene will have any further obligations under this Agreement, except that (a) Consultant will terminate all Consulting Services in progress in an orderly manner as soon as practicable and in accordance with a schedule agreed to by BeiGene, unless BeiGene specifies in the notice of termination that Consulting Services in progress should be completed; (b) Consultant will deliver to BeiGene all Work Product made through expiration or termination; (c) BeiGene will pay Consultant any monies due and owing Consultant, up to the time of termination or expiration, for Consulting Services properly performed and all authorized, non-cancelable expenses actually incurred that cannot be mitigated; (d) Consultant will immediately return to BeiGene all BeiGene Materials and other Confidential Information and copies thereof provided to Consultant under this Agreement; and (e) the terms, conditions, and obligations under Sections 3, 5, 6, 7, 8, 9, 10, 11 and 13, and all other sections which by their nature shall survive expiration or termination of this Agreement, will survive expiration or termination of this Agreement.
10.Privacy and Data Protection. In connection with the Consulting Services, Consultant may receive, have access to, or otherwise process Personal Data (as such term is defined in the Personal Data Protection Addendum attached hereto as Appendix A and incorporated herein by reference). Consultant agrees to process any such Personal Data in compliance with the Personal Data Protection Addendum and protect all Confidential Information, including such Personal Data, in accordance with the minimum security standards set forth in Appendix B, which is attached hereto and incorporated herein by reference. Consultant acknowledges that Consultant has given no consideration (monetary or otherwise) for any disclosure or transfer of Personal Data from BeiGene to Consultant. BeiGene shall provide and Consultant shall use any such Personal Data for the sole purpose of facilitating the Consulting Services.
If Consultant is a California resident or otherwise covered by the California Consumer Privacy Act of 2018, notice is hereby given that BeiGene’s California Privacy Notice for Consultants and Contractors is posted at https://www.beigene.com/privacy-policy. Consultant shall provide this website link to all other individuals who may provide Consulting Services under this Agreement.
11.Indemnification.
(a)By Consultant. Consultant shall indemnify, defend, and hold BeiGene, its affiliates officers, directors, agents, and employees (“BeiGene Indemnitees”) harmless from any and all liabilities, losses, damages, or expenses of any kind, including costs and reasonable attorneys’ fees (collectively, “Losses”) arising out of or resulting from any third-party suits, proceedings, actions, claims, or demands (collectively, “Claims”) to the extent such Claims arise out of or result from: (i) any negligent or willful acts or omissions by Consultant; (ii) Consultant’s failure to comply with applicable law; or (iii) any material breach of this Agreement, including the Personal Data Protection Addendum included as Appendix A, by Consultant. Notwithstanding the foregoing, Consultant will not be obligated to indemnify any BeiGene Indemnitee to the extent that the applicable Claim is within the scope of BeiGene’s indemnification obligations under Section 11(b) (Indemnification by BeiGene).
(b)By BeiGene. BeiGene shall indemnify, defend, and hold Consultant, its officers, directors, agents, and employees (“Consultant Indemnitees”) harmless from any and all Losses arising out of or resulting from Claims to the extent such Claims arise out of or result from: (i) any negligent or willful acts or omissions by BeiGene; (ii) BeiGene’s failure to comply with applicable law; or (iii) any material breach of this Agreement by BeiGene. Notwithstanding the foregoing, BeiGene will not be obligated to indemnify any Consultant Indemnitee to the extent that the applicable Claim is within the scope of Consultant’s indemnification obligations under Section 11(a) (Indemnification by Consultant).
12.Covenant. Consultant agrees that during the Term of this Agreement, before the Consultant either directly or indirectly engages in any employment, consulting or other activity that is competitive with, or would otherwise conflict with the Consulting Services rendered to, or that would otherwise be competitive or interfere with the business of, BeiGene or any of its affiliates, the Consultant shall provide a written notice to notify BeiGene of such proposed activity. Upon receipt of such notice or if BeiGene otherwise becomes aware of the competitive or conflicting activities described above, BeiGene shall have the right but not the obligation, at its sole discretion, to terminate this Agreement immediately.
13.Miscellaneous.
(a)Independent Contractor. The Parties understand and agree that Consultant is an independent contractor and not an agent or employee of BeiGene. Consultant has no authority to obligate

BeiGene by contract or otherwise. Consultant will not be eligible for any employee benefits of BeiGene and expressly waives any rights to any employee benefits, including any form of equity compensation. Consultant acknowledges that Consultant is not relying upon or seeking BeiGene benefits and the existence of such benefits is not the reason for Consultant to enter into this Agreement. Consultant will bear sole responsibility for paying and reporting Consultant’s own applicable federal and state income taxes, social security taxes, unemployment insurance, workers’ compensation, and health or disability insurance, retirement benefits, and other welfare or pension benefits, if any, and indemnifies and holds BeiGene harmless from and against any liability with respect to such taxes, benefits and other matters.
(b)Use of Name. Consultant consents to the use by BeiGene of Consultant’s name on its website, in press releases, company brochures, offering documents, presentations, reports or other documents in printed or electronic form, and any documents filed with or submitted to any governmental or regulatory agency or any securities exchange or listing entity; provided, that such materials or presentations accurately describe the nature of Consultant’s relationship with or contribution to BeiGene.
(c)Entire Agreement. This Agreement contains the entire agreement of the Parties with regard to its subject matter and supersedes all prior or contemporaneous written or oral representations, agreements and understandings between the Parties relating to that subject matter. This Agreement may be changed only by a writing signed by Consultant and an authorized representative of BeiGene.
(d)Certain Disclosures and Transparency. Consultant acknowledges that BeiGene and its affiliates are required to abide by federal and state disclosure laws and certain transparency policies governing their activities including providing reports to the government and to the public concerning financial or other relationships with healthcare providers. Consultant agrees that BeiGene and its affiliates may, in their sole discretion, disclose information about this Agreement and about Consultant’s Consulting Services including those relating to healthcare providers and any compensation paid to healthcare providers pursuant to this Agreement. Consultant agrees to promptly supply information reasonably requested by BeiGene for disclosure purposes. To the extent that Consultant is independently obligated to disclose specific information concerning the Consulting Services relating to healthcare providers and compensation paid to healthcare providers pursuant to this Agreement, Consultant will make timely and accurate required disclosures.
(e)Assignment and Binding Effect. Consultant may not assign or transfer this Agreement or any of Consultant’s rights or obligations hereunder. In no event will Consultant assign or delegate responsibility for actual performance of the Consulting Services to any third party without BeiGene’s prior written consent, which shall not be unreasonably withheld. BeiGene may transfer or assign this Agreement, in whole or in part, without the prior written consent of Consultant. Any purported assignment or transfer in violation of this Section is void. This Agreement will be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, successors and permitted assigns.
(f)Notices. All notices required or permitted under this Agreement must be in writing and must be given by directing the notice to the address for the receiving Party set forth in this Agreement or at such other address as the receiving Party may specify in writing under this procedure. Notices to BeiGene will be marked “Attention: General Counsel, BeiGene, Ltd. c/o BeiGene USA, Inc., 55 Cambridge Parkway, Suite 700W, Cambridge, MA 02142 USA”. All notices must be given (i) by personal delivery, with receipt acknowledged, (ii) by prepaid certified or registered mail, return receipt requested, or (iii) by prepaid recognized next business day delivery service. Notices will be effective upon receipt or at a later date stated in the notice.
(g)Governing Law. This Agreement and any disputes relating to or arising out of this Agreement will be governed by, construed, and interpreted in accordance with the internal laws of the

Commonwealth of Massachusetts (the “Governing State”), without regard to any choice of law principle that would require the application of the law of another jurisdiction. The Parties agree to submit to the exclusive jurisdiction of the state and federal courts located in the Governing State and waive any defense of inconvenient forum to the maintenance of any action or proceeding in such courts. In any claim under this Agreement, Consultant waives its right to a jury trial, to the extent permissible by law.
(h)Severability; Reformation. Each provision in this Agreement is independent and severable from the others, and no provision will be rendered unenforceable because any other provision is found by a proper authority to be invalid or unenforceable in whole or in part. If any provision of this Agreement is found by such an authority to be invalid or unenforceable in whole or in part, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision and the intent of the Parties, within the limits of applicable law.
(i)No Strict Construction; Headings. This Agreement has been prepared jointly and will not be strictly construed against either Party. The section headings are included solely for convenience of reference and will not control or affect the meaning or interpretation of any of the provisions of this Agreement.
(j)Waivers. Any delay in enforcing a Party’s rights under this Agreement, or any waiver as to a particular default or other matter, will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written waiver relating to a particular matter for a particular period of time signed by Consultant and an authorized representative of the waiving Party, as applicable.
(k)Remedies. Consultant agrees that: (i) BeiGene may be irreparably injured by a breach of this Agreement by Consultant; (ii) money damages would not be an adequate remedy for any such breach; (iii) as a remedy for any such breach BeiGene will be entitled to seek equitable relief, including injunctive relief and specific performance, without being required by Consultant to post a bond; and (iv) such remedy will not be the exclusive remedy for any breach of this Agreement.
(l)Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A portable document format (“.pdf”) copy of this Agreement, including the signature pages, will be deemed an original.
[Signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

BEIGENE USA, INC.		HOWARD LIANG

By:	/s/ Scott A. Samuels	By:	/s/ Howard Liang

Name:	Scott A. Samuels	Name:	Howard Liang

Title:	Senior Vice President, General Counsel

Date:	6/30/2021	Date:	6/29/2021

BUSINESS TERMS EXHIBIT
Consulting Agreement with Howard Liang
Effective July 1, 2021
1.Consulting Services:
Consultant will provide the following Consulting Services to BeiGene:
Strategic, financial, capital markets and investor relations advice and other services relating to BeiGene’s proposed listing on the STAR Market of the Shanghai Stock Exchange, and other matters as requested by BeiGene from time to time. Consultant will provide Consulting Services as otherwise mutually agreed between Consultant and John V. Oyler, CEO. In addition, Consultant will be available for a reasonable number of in-person, telephone and/or written consultations.
2.Compensation:
Equity Compensation:
(a) Notwithstanding the terms of the BeiGene, Ltd. 2016 Share Option and Equity Incentive Plan and terms of the award agreement(s) thereunder (collectively, the “2016 Plan”), the share options granted by BeiGene, Ltd. to the Consultant on June 26, 2018, June 5, 2019 and June 17, 2020 (the “Option Grants”) shall continue to vest according to the original vesting schedule so long as the Consultant remains in a continuous service relationship with BeiGene or its affiliates (including through the provision of Consulting Services hereunder); provided that the Option Grants shall no longer be subject to any accelerated vesting.
(b) Notwithstanding the terms of the 2016 Plan and the 2011 Option Plan and award agreement(s) thereunder, the exercise period of the vested options held by the Consultant shall be extended to three months after the Consultant ceases to provide Consulting Services to the Company or its subsidiaries under this Agreement, or in each case, upon the Expiration Date (as defined in the applicable award agreement), if earlier.
(c) For clarity, except as set forth in (a) and (b) above, all other unvested equity grants held by the Consultant shall terminate immediately as of June 30, 2021 in accordance with the terms of the 2016 Plan and the 2011 Option Plan, as applicable.
Expenses: BeiGene will reimburse Consultant for any pre-approved expenses actually incurred by Consultant in connection with the provision of Consulting Services. Requests for reimbursement will be in a form reasonably acceptable to BeiGene, will include supporting documentation, and will accompany Consultant’s invoices in accordance with the invoicing instructions below.
Invoicing: No later than the last day of each calendar month, Consultant will invoice BeiGene for Consulting Services rendered and related expenses incurred in accordance with the paragraph above during the preceding month. Invoices should reference this Agreement and should be submitted to BeiGene to the attention of: John Bazzano, Accounting Manager. Invoices will contain such detail as BeiGene may reasonably require and will be payable in U.S. Dollars. Undisputed payments will be made by BeiGene within forty-five (45) days after BeiGene’s receipt of Consultant’s invoice, request for reimbursement and all supporting documentation.
3.Term:
This Agreement will be for a term of four (4) months beginning on the Effective Date and ending on October 31, 2021.

Appendix A
PERSONAL DATA PROTECTION ADDENDUM
(Consultant Controller-Processor)
This Personal Data Protection Addendum (“Addendum”) establishes the Parties’ commitments for processing Personal Data in connection with the Consulting Services. In the event of a conflict between the terms of this Addendum and the rest of the Agreement, this Addendum shall control.
1.Definitions
Capitalized terms not defined herein have the same meaning as in the Agreement.
(a)“Data Protection Laws” means any U.S. state or federal, Chinese, European Union (“EU”), European Economic Area (“EEA”), Swiss, United Kingdom, Australian, or any other country or state statute, regulation, rule, ordinance, directive, judgment, order, decision, law, or agreement with any governmental authority applicable to the Processing of Personal Data under the Agreement.
(b)“Data Subject Request” means a communication from a Data Subject or their representative regarding the exercise of rights pursuant to applicable Data Protection Laws that relates to that Data Subject’s Personal Data.
(c)“Personal Data” means any information that: (i) relates to an identified or identifiable natural person (“a Data Subject”) or (ii) is otherwise subject to Data Protection Laws, in either case, as processed by Consultant or a Sub-Processor in the course of providing Consulting Services.
(d)“Process” or “Processing” means any operation or set of operations that is performed upon Personal Data, whether or not by automatic means, including, but not limited to, access, collection, recording, organization, storage, adaptation, alteration, use, disclosure, making available, combination, blocking, deleting, erasure, or destruction.
(e)“Security Incident” means, in connection with the Consulting Services, any event that compromises the security, integrity, or confidentiality of Personal Data, including unauthorized or accidental access to, use, disclosure, alteration, loss, or destruction of Personal Data.
(f)“Sub-Processor” means a Consultant affiliate or a qualified non-affiliate third party engaged by Consultant that Processes Personal Data in connection with this Agreement on behalf of BeiGene, in accordance with BeiGene’s instructions.
2.Relationship of the Parties and Description of Processing
To the extent Consultant Processes Personal Data subject to the EU General Data Protection Regulation (EU) 2016/679 (the “GDPR”):
(a)Relationship of the Parties. The Parties acknowledge that BeiGene is a “controller” and Consultant is a “processor” (as such terms are defined in the GDPR) with respect to Personal Data. Consultant and BeiGene agree to comply with Data Protection Laws applicable to each in such capacities.
(b)Description of Processing: The Parties agree that:
(i)the subject matter, purpose, and nature of the Processing is the provision of the Consulting Services in accordance with the Agreement;
(ii)the duration of the Processing shall be the Term of the Agreement and until all Personal Data has been deleted or returned by Consultant in accordance with Section 3(c) of this Addendum; and
(iii)a further description of Processing may be included, as applicable, in Schedule 1 Appendix A, which is incorporated herein by reference.
CONFIDENTIAL

3.Consultant Responsibilities
Consultant shall:
(a)Process Personal Data only: (i) as reasonably necessary for the provision of the Consulting Services in accordance with the Agreement and (ii) in accordance with any other reasonable instructions provided by BeiGene where such instructions are consistent with the Agreement;
(b)Ensure that persons authorized to Process the Personal Data have committed themselves to confidentiality or are under an appropriate statutory obligation of confidentiality;
(c)Assist BeiGene in complying with BeiGene’s obligations under the Data Protection Laws, including with respect to BeiGene’s ongoing protection of Personal Data, Security Incident notifications, data protection impact assessments and consultations with supervisory authorities or regulators;
(d)Within thirty (30) days of termination of the Agreement, delete or return, at BeiGene’s choice, Personal Data and all copies thereof to BeiGene, unless applicable law requires Consultant to maintain a copy of the Personal Data;
(e)Notify BeiGene in writing within three (3) business days if Consultant receives (i) a Data Subject Request, or (ii) any third-party complaint, request, or other communication relating directly or indirectly to the Processing of Personal Data. Consultant shall not respond to any Data Subject Request or communication unless expressly instructed to do so by BeiGene;
(f)Provide assistance to BeiGene to enable BeiGene to respond to any such Data Subject Request or third-party complaint, request, or other communication without undue delay, and in any event no later than within three (3) business days of BeiGene’s request for assistance; and
(g)To the extent required by Data Protection Laws, provide notice to Consultant’s employees, contractors, and other affiliated third parties whose Personal Data may be shared with BeiGene in connection with the Consulting Services, and assist BeiGene with any notice obligations it may have under such Data Protection Laws by making BeiGene’s Privacy Policy (https://www.beigene.com/privacy-policy) available, and at BeiGene’s request, providing any additional notices to such individuals.
4.Security Measures
Consultant shall implement reasonable and appropriate administrative, technical, and physical safeguards necessary to: ensure the availability, integrity, privacy, confidentiality, and security of Personal Data; protect against anticipated threats or hazards to Personal Data; and provide for the proper disposal and destruction of Personal Data. Consultant agrees to protect Personal Data in accordance with the Information Security Safeguards set forth in Appendix B to the Agreement.
5.Security Incident Response and Management
In the event Consultant discovers or reasonably suspects a Security Incident, Consultant shall notify BeiGene at privacy@beigene.com immediately, but in no event later than twenty-four (24) hours after the initial detection. The notice to BeiGene shall summarize, if known, the impact of the Security Incident upon BeiGene, the affected Personal Data, and the corrective action to be taken by Consultant. In addition, Consultant shall:
(a)Investigate the Security Incident and take reasonable steps to prevent the recurrence of, mitigate, and rectify such Security Incident;
(b)Cooperate with BeiGene in connection with BeiGene’s investigation and response, including keeping BeiGene advised of the status of the Security Incident and all steps taken or planned related thereto; and
(c)Implement new security measures and take other remediation steps as reasonably requested by BeiGene, governmental authorities, or other regulators.

Notwithstanding any limitations of liability set forth in the Agreement, Consultant shall reimburse BeiGene for any costs or expenses arising from any Security Incident affecting the Personal Data maintained by Consultant, including but not limited to: (x) providing notification of the Security Incident to applicable government and relevant industry self-regulatory agencies, to the media (if required by applicable laws) and to affected individuals; (y) if and to the extend required by applicable laws, providing credit monitoring and operating a call center to respond to questions from affected individuals; and (z) any remediation actions that BeiGene is reasonably required to take as a result of such Security Incident.
6.Sub-Processors
Notwithstanding anything to the contrary in the Agreement, BeiGene authorizes Consultant to appoint Sub-Processors, provided that Consultant: (a) takes steps to ensure that any Sub-Processor is able to, and provides sufficient guarantees that it will, comply with this Addendum; (b) enters into a written agreement with the Sub-Processor incorporating terms which are no less protective than those set out in this Addendum and in compliance with the Data Protection Laws; (c) to the extent applicable, respects the conditions imposed by Article 28(2) and (4) of the GDPR regarding the engagement of Sub-Processors; and (d) remains fully liable for all acts or omissions of any Sub-Processor.
7.Data Transfers
The Parties agree to comply with Data Protection Laws with respect to any cross-border transfers of Personal Data, including any onward transfers of Personal Data initiated by Consultant necessary for performance of the Consulting Services. For any transfers of Personal Data from the EEA to jurisdictions which do not ensure an adequate level of data protection within the meaning of Data Protection Laws, unless otherwise agreed, the Parties shall rely upon the Standard Contractual Clauses, Decision 2010/87/EU (for Processors) (or any updates or replacements supplanting such clauses), which are incorporated herein by reference, inclusive of the description of Processing set forth in Schedule 1 to Appendix A and the minimum security standards set forth in Appendix B to the Agreement.
8.Audits and Inspections
Consultant shall make available to BeiGene any information BeiGene may require for purposes of demonstrating compliance with BeiGene’s obligations under applicable Data Protection Laws. Consultant shall allow for and contribute to audits conducted by BeiGene or an auditor instructed by BeiGene. Upon request, Consultant shall supply BeiGene with a copy of its most recent internal or third-party audits and/or certifications related to privacy and data protection. If Consultant believes any request for information or cooperation pursuant to this Section 8 may infringe upon applicable Data Protection Laws, it shall immediately notify BeiGene in writing.

Schedule 1 to Appendix A
DESCRIPTION OF PROCESSING OF PERSONAL DATA

Data exporter
The data exporter is (please specify briefly your activities relevant to the transfer):
………………………………………………………………………………………………………………………………………………………………………………………………

Data importer
The data importer is (please specify briefly activities relevant to the transfer):
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Data Subjects
The Personal Data transferred concern the following categories of Data Subjects (please specify):
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Categories of data
The Personal Data transferred concern the following categories of data (please specify):
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Special categories of data (if appropriate)
The Personal Data transferred concern the following special categories of data (please specify):
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Processing operations
The Personal Data transferred will be subject to the following basic Processing activities (please specify):
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Appendix B
INFORMATION SECURITY SAFEGUARDS
As part of its comprehensive Information Security Measures, Consultant, at a minimum, must comply with the following measures to ensure the security of BeiGene Confidential Information (including Personal Data):
(a)identify appropriately defined organizational roles related to security and incident response;
(b)adopt Information Security Safeguards that adhere to best practices and comply with one or more of the following standards: (i) the International Organization for Standardization (ISO/IEC 27001); or (ii) NIST Special Publication 800-171: Protecting Controlled Unclassified Information in Nonfederal Systems and Organizations. Consultant shall document its Information Security Safeguards and keep them current in light of changes in applicable Laws, best practices, and industry standards. Consultant shall permit BeiGene to review Consultant’s information security and privacy policies and related documentation to substantiate compliance with this Appendix;
(c)implement appropriate controls that address: access privileges and management; user background checks and training; password administration; remote access; physical and environmental security; data segregation (between BeiGene Confidential Information and the data of any other customers of Consultant); communications and operations security and management; systems acquisition, development, and maintenance; configuration and change management for software systems; incident response, planning, and management, including appropriate maintenance, monitoring and analysis of audit logs; and business continuity management and contingency planning/redundancy;
(d)adopt an appropriate network security program that includes, without limitation, utilization of encryption that complies with at minimum the encryption standards outlined in FIPS 197 when appropriate and, in any case, with respect to BeiGene Confidential Information, when at rest and transmitted, and in any circumstances required under Data Protection Laws;
(e)ensure BeiGene Confidential Information resides on secure and encrypted servers with a dedicated IP address and/or URLs, behind appropriate firewalls;
(f)maintain and enforce safety and physical security procedures with respect to access and maintenance of BeiGene Confidential Information that (i) are at least equal to industry best practices for such types of locations, and (ii) prevent accidental or unlawful destruction, loss, alteration or unauthorized disclosure of or access to BeiGene Confidential Information;
(g)ensure BeiGene Confidential Information is backed up at regular intervals with incremental backups occurring each night and a full system backup occurring on a weekly basis, or otherwise on a schedule to be agreed in advance between BeiGene and Consultant, it being understood that backup media will be retained for a 90-day period or such longer period as is required for Consultant to comply with its obligations under this Agreement;
(h)perform, no less than annually, internal network penetration tests, external network penetration tests, application penetration and vulnerability scanning (collectively, the “Vulnerability Tests”) with respect to all locations where BeiGene Confidential Information is stored, hosted or processed. Consultant shall certify to BeiGene, on an annual basis, with all critical and high vulnerability findings mitigated;
(i)limit access to those who have a need to access Confidential Information in accordance with the uses permitted by the Agreement and this Exhibit and whose authorization has been approved in accordance with a formal authorization process in which a request and justification for access is submitted and granted by an appropriate manager; and
(j)not modify, delete or destroy any BeiGene Confidential Information or media on which BeiGene Confidential Information resides without prior written authorization from BeiGene. Consultant bears the full risk and liability for all loss, theft or destruction of any BeiGene Confidential Information provided to Consultant.